UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 25, 2006
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561882
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip code)
(787) 729-8200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On August 25, 2006, FirstBank Puerto Rico, a wholly owned Puerto Rico-chartered commercial bank subsidiary of First BanCorp, entered into a contract with Bairoa River Park, Inc., an unrelated party, for the purchase by FirstBank of an office building and land (the “Agreement”). Pursuant to the Agreement, FirstBank acquired the building and land on August 25, 2006 for a purchase price of $23,000,000. The property includes a lot with a 90,000 sq. ft. building in San Juan. The building will be remodeled and expanded to approximately 180,000 sq. ft. to accommodate FirstBank’s branch operations, data processing and administrative and headquarter offices. FirstBank expects to commence occupancy in the 4th quarter of 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2006

By: /s/ Fernando Scherrer Name: Fernando Scherrer Title: Executive Vice President and Chief Financial Officer

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